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                                                                       EXHIBIT J

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 16, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to Shareholders of MainStay VP Series Fund, Inc., consisting of Balanced Portfolio, Bond Portfolio, Capital Appreciation Portfolio, Cash Management Portfolio, Common Stock Portfolio, Conservative Allocation Portfolio, Convertible Portfolio, Developing Growth Portfolio, Floating Rate Portfolio, Government Portfolio, Growth Allocation Portfolio, High Yield Corporate Bond Portfolio, ICAP Select Equity Portfolio (formerly Basic Value Portfolio), Income & Growth Portfolio, International Equity Portfolio, Large Cap Growth Portfolio, Mid Cap Core Portfolio, Mid Cap Growth Portfolio, Mid Cap Value Portfolio, Moderate Allocation Portfolio, Moderate Growth Allocation Portfolio, S&P 500 Index Portfolio, Small Cap Growth Portfolio, Total Return Portfolio and Value Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
April 5, 2007